Exhibit 3.3.23

CERTIFICATE OF INCORPORATION

OF

LOEWS THEATRES CLEARING CORP.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Act of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is LOEWS THEATRES CLEARING CORP.

SECOND: Its initial registered office is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its initial registered agent at that address is United States Corporation Company.

THIRD: The purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The aggregate number of shares of stock which the corporation is authorized to issue is One Thousand (1,000), each of which has a par value of One ($1.00) Dollar per share. All such shares are of one class and are Common Stock.

FIFTH: The name and address of the single incorporator is as follows:

Barbara R. Corbett

666 Fifth Avenue

New York, New York 10103

SIXTH: The By-Laws of the Corporation may be made, altered, amended, changed, added to or repealed by the Board of Directors without the assent or vote of the stockholders. Elections of directors need not be by ballot unless the By-Laws so provide.

SEVENTH: The Corporation shall have the power to indemnify all persons whom it may indemnify pursuant to law, including, without limitation, Section 145 of the Delaware General Corporation Law, as amended from time to time.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 16th day of September, 1986.

/s/ Barbara R. Corbett
Barbara R. Corbett

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LOEWS THEATRES CLEARING CORP.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

We, Seymour H. Smith, Executive Vice President, and David I. Badain, Assistant Secretary of Loews Theatres Clearing Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: that the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of ARTICLE I thereof as it now exists and inserting in lieu and instead thereof a new ARTICLE I, reading as follows:

“ARTICLE I

NAME

The name of the corporation (hereinafter called the “Corporation”) is Sony Theatres Clearing Corp.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 19th day of April, 1994.

	By:	/s/ Seymour H. Smith
Attest:		Seymour H. Smith
Executive Vice President
/s/ David I. Badain
David I. Badain
Assistant Secretary

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

BE IT REMEMBERED, that on April 19, 1994, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came Seymour H. Smith, Executive Vice President of Loews Theatres Clearing Corporation, who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed in the act and deed of said corporation, and that the facts stated therein are true.

GIVEN under my hand on April 19, 1994.

/s/ Eileen Muller
Notary Public

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SONY THEATRES CLEARING CORP.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

We, John J. Walker, Senior Vice President, and David I. Badain, Assistant Secretary of Sony Theatre Clearing Corp., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: that the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of ARTICLE I thereof as it now exists and inserting in lieu and instead thereof a new ARTICLE I, reading as follows:

“ARTICLE I

NAME

The name of the corporation (hereinafter called the “Corporation”) is Loews Theatres Clearing Corp.”

SECOND: That such amendment hag been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 3rd day of October, 1996.

	By:	/s/ John J. Walker
Attest:		John J. Walker
/s/ David I. Badain		Senior Vice President
David I. Badain
Assistant Secretary

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

BE IT REMEMBERED, that on October 3, 1996, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came John J. Walker, Senior Vice President of Sony Theatres Clearing Corp., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed in the act and deed of said corporation, and that the facts stated therein are true.

GIVEN under my hand on October 3, 1996.

/s/ Eileen Muller
Notary Public

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Loews Theatres Clearing Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40514, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said Loews Theatres Clearing Corp. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

Loews Theatres Clearing Corp.

By:	/s/ Bryan Berndt
Bryan Berndt
Vice President